UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYPR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On February 8, 2023, the Board of Directors (“Board”) of Sypris Solutions, Inc. (the “Company”) approved granting nonqualified stock options that are subject to the satisfaction of service-vesting and performance-vesting conditions (“2023 Performance Option Awards”) to the named executive officers of the Company (the “NEOs”) pursuant to the 2020 Sypris Omnibus Plan and the 2023 Performance-Vesting Non-Qualified Stock Option Award Agreement (the “Award Agreement”).

The extent to which the performance-vesting criteria have been satisfied will be determined by the Compensation Committee of the Board in its sole discretion on or before April 1, 2024 based on the degree to which Pre-Tax Income (as defined in the Award Agreement) targets for each calendar quarter in 2023 and for calendar year 2023, as specified below (the “Performance-Vesting Criteria”), have been attained.

Calculation of the number of options that have satisfied the Performance-Vesting Criteria will generally be calculated on a quarter by quarter basis, but after completion of the calendar year, as follows:
●
If Pre-Tax Income for a particular calendar quarter in 2023 is at least equal to 81% of the Pre-Tax Income target amount of the Company’s annual operating plan (the “Annual Operating Plan Pre-Tax Income Target Amount”) for such calendar quarter, the NEO is eligible to vest in the threshold number of options for such calendar quarter, subject to the NEO’s continued employment through April 1, 2024 (the “Service-Vesting Criteria”).

●
If Pre-Tax Income for a particular calendar quarter in 2023 is at least equal to 90% of the Annual Operating Plan Pre-Tax Income Target Amount for such calendar quarter, the NEO is eligible to vest in the maximum number of options for such calendar quarter, subject to satisfaction of the Service-Vesting Criteria.

●
In the event that partial or full vesting for a calendar quarter is not attained, the options for any such calendar quarter will nonetheless remain eligible to become partially or fully vested to the extent the Cumulative 2023 Pre-Tax Income Target Amount (as defined in the Award Agreement) is attained at the threshold (i.e., 81%) or maximum (i.e., 90%) level, as applicable.

●
Notwithstanding the above, if the Cumulative 2023 Pre-Tax Income Target Amount is not achieved at at least the 70% level, then no options will satisfy the Performance-Vesting Criteria, notwithstanding the attainment of any of the quarterly Pre-Tax Income target amounts described above.

In the event of termination of employment, whether at the initiation of the NEO or the Company, for any reason other than death or disability, each unvested option will immediately terminate, expire and be forfeited on such termination and each vested option will terminate, expire and be forfeited on the earlier of: (i) March 31, 2025 and (ii) 30 days following the NEO’s termination of employment. If the NEO’s employment is terminated due to death or disability, the options will remain outstanding and will be eligible to be exercised to the extent the option is or becomes vested, provided, however, that the NEO shall only be eligible to become vested with respect to options allocated to calendar quarters for which the NEO remained in employment for the entire calendar quarter. The 2023 Performance Option Awards are subject to the change of control treatment provided in the 2020 Sypris Omnibus Plan, which is described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 1, 2022.

The table below sets forth the number of options that each NEO is eligible to vest under his 2023 Performance Option Award:

NEO	Threshold number of options (i.e., performance equals or exceeds 81% of the Annual Operating Plan Pre-Tax Income Target Amount)	Maximum number of options (i.e., performance equals or exceeds 90% of the Annual Operating Plan Pre-Tax Income Target Amount)
Jeffrey T. Gill	60,000	100,000
Richard L. Davis	40,800	68,000
Anthony C. Allen	24,000	40,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2023	Sypris Solutions, Inc.

	By:	/s/ Richard L. Davis
Richard L. Davis
Vice President and Chief Financial Officer